Lincoln International Reports Third Quarter 2026 Financial Results

•Record third quarter and year-to-date revenues of $293.7 million and $677.1 million, representing increases of 57% and 45% year-over-year, respectively
•Strong performance across both Investment Banking Advisory and Valuations and Opinions with third quarter revenues increasing 70% and 18%, year-over-year, respectively
•Third quarter net income attributable to Lincoln International, Inc. of $9.9 million and adjusted net income of $50.2 million
•Declared dividend of $0.07 per share for fourth quarter 2026

CHICAGO, November 5, 2026 -- Lincoln International, Inc. (NYSE: LCLN) today reported financial results for the third quarter ended September 30, 2026. For the third quarter, net income attributable to Lincoln International, Inc. was $9.9 million, or $0.25 diluted earnings per share, and adjusted net income was $50.2 million, or adjusted diluted earnings per share of $0.46.
“Lincoln delivered a record third quarter, achieving new highs in both revenue and adjusted earnings, with strong growth across our Investment Banking Advisory and Valuations and Opinions businesses,” said Rob Brown, Chief Executive Officer of Lincoln International. “We are entering the fourth quarter from a position of strength, supported by healthy pipeline activity and continued client engagement. Looking ahead, we remain focused on executing our long-term strategy through continued investment in our people, technology and global platform to further strengthen our competitive position and drive sustainable growth.”

Selected Financial Data

In thousands, except share amounts
	Three Months Ended September 30,				Nine Months Ended September 30,
	U.S. GAAP		Adjusted(1)		U.S. GAAP		Adjusted(1)
	2026	2025(2)	2026	2025(2)	2026	2025(2)	2026	2025(2)
Revenues by segment
Investment Banking Advisory	$239,901	$141,303	$239,901	$141,303	$527,492	$349,021	$527,492	$349,021
Valuations and Opinions	53,751	45,411	53,751	45,411	149,653	119,559	149,653	119,559
Total revenues	$293,652	$186,714	$293,652	$186,714	$677,145	$468,580	$677,145	$468,580

Operating income	44,280	51,284	71,912	25,162	34,347	106,338	144,611	68,215

Net income attributable to Lincoln International, Inc.(3)	$9,935	$50,640	$50,150	$20,044	$10,390	$109,067	$95,799	$54,574

Diluted earnings per share	$0.25	—	$0.46	—	$0.26	—	$0.87	—

(1)
See “Non-GAAP Financial Measures” for definitions and explanations of adjusted (non-GAAP) measures and reconciliations to the most directly comparable GAAP measures in the tables and the notes at the end of this release.

(2)	Prior to the Initial Public Offering (IPO), there were no authorized or outstanding Class A common shares.
(3)
Adjusted net income assumes all outstanding common units of Lincoln International, LP have been exchanged for Class A common stock and, accordingly, does not reflect net income attributable to noncontrolling interests. See "Non-GAAP Financial Measures."

Revenues
Total revenues were $293.7 million for the third quarter, compared to $186.7 million in the prior-year period, representing an increase of 57%, primarily attributable to increasing M&A activity, demand for private market valuations, and the impact of our acquisition of MarshBerry in October of 2025.
Investment Banking Advisory revenues were $239.9 million for the third quarter, a 70% increase from the prior-year period primarily due to a higher number of transactions completed, higher average fees and our acquisition of MarshBerry.
Valuations and Opinions revenues were $53.8 million for the third quarter, an 18% increase from the prior-year period primarily driven by increasing demand for portfolio valuations and transaction opinions.

Expenses

In thousands	Three Months Ended September 30,				Nine Months Ended September 30,
	U.S. GAAP		Adjusted(1)		U.S. GAAP		Adjusted(1)
	2026	2025	2026	2025	2026	2025	2026	2025
Compensation and benefits	$186,938	$96,297	$178,998	$127,949	$428,817	$237,424	$413,635	$301,031
% of revenues	63.7%	51.6%	61.0%	68.5%	63.3%	50.7%	61.1%	64.2%
Non-compensation	$62,434	$39,133	$42,742	$33,602	$213,981	$124,818	$118,899	$99,334
% of revenues	21.3%	21.0%	14.6%	18.0%	31.6%	26.6%	17.6%	21.2%

(1)
See “Non-GAAP Financial Measures” for definitions and explanations of adjusted (non-GAAP) measures and reconciliations to the most directly comparable GAAP measures in the tables and the notes at the end of this release.

Compensation and benefits were $186.9 million for the third quarter, compared to $96.3 million in the prior-year period, an increase of 94%. On an adjusted basis, compensation and benefits were $179.0 million for the third quarter compared to $127.9 million in the prior-year period, an increase of 40%. This resulted in an adjusted compensation ratio of 61% for the third quarter, compared to 69% in the prior-year period. The increase in compensation expenses was primarily a result of an increase in revenues, our acquisition of MarshBerry and the change in our corporate structure resulting from our IPO in May 2026.
Non-compensation expenses were $62.4 million for the third quarter, compared to $39.1 million in the prior-year period, an increase of 60%. On an adjusted basis, non-compensation expenses were $42.7 million for the third quarter compared to $33.6 million in the prior-year period, an increase of 27%. This resulted in an adjusted non-compensation ratio of 15% for the third quarter, compared to 18% in the prior-year period. The increase in non-compensation expenses was primarily a result of our acquisition of MarshBerry and focused investment in technology.

Provision for Income Taxes
The provision for income taxes was $7.2 million in the third quarter, representing an effective tax rate of 16%. On an adjusted basis, the provision for income taxes was $22.5 million in the third quarter, representing an adjusted effective tax rate of 31%.

Talent
We continue to make strategic investments in our business to strengthen our competitive advantages and deliver greater value to our clients. During the third quarter of 2026, we welcomed three Managing Directors through lateral hires, bringing the total number of Managing Directors to 163 firmwide.
We remain equally focused on developing the next generation of leaders, investing in high-performing talent and fostering career advancements through internal promotion.

Balance Sheet and Capital Allocation
As of September 30, 2026, the Company had cash and cash equivalents of $363.1 million and long-term debt of $101.9 million, resulting in net cash of $261.2 million. This compares to cash and cash equivalents of $320.2 million as of December 31, 2025.
The Board of Directors declared a quarterly cash dividend of $0.07 per share, payable on December 15, 2026, to stockholders of record as of December 1, 2026.

Conference Call and Webcast Details
Lincoln International will host a conference call beginning at 7:30 a.m. Central Time on November 5, 2026 to discuss third quarter results. To access the conference call, please call +1 (888) 660-6196 (toll-free domestic) or +1 (929) 203-1911 (international) using the following conference ID: LCLNQ326. The call will be webcast live on the Investor Relations section of the Company's website www.lcln.com, and accompanying materials will be posted prior to the conference call. A replay of the webcast will be available for 30 days following the call.

About Lincoln International
Lincoln International, Inc. (NYSE: LCLN) is a trusted investment banking advisor to business owners, private equity firms and their portfolio companies, and public and private companies worldwide. Our services include mergers and acquisitions advisory, private funds and capital markets advisory, and valuations and opinions. With approximately 1,500 professionals in more than 30 offices across 14 countries, we combine perspective on the global private capital markets with deep industry expertise, market intelligence and strategic insights to deliver exceptional execution and build lasting client relationships.
We periodically provide other information for investors on the Investor Relations section of our website at www.lcln.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following the Company's press releases, SEC filings and public conference calls and webcasts.

Contacts

Media	Investor Relations
Emily Yates	Alexandra Deignan
Strategic Communications Manager	Chief Marketing Officer & Head of IR
media@lcln.com	IR@lcln.com
1 (847) 814-7727	1 (312) 835-6963

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “commits,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include all statements that are not historical facts, including but not limited to, statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, expected growth, future capital expenditures and debt service obligations. These statements are based on management's current expectations, beliefs and assumptions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that may cause actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks related to retaining and recruiting talent, acquisitions and integration (including MarshBerry), changing market, economic and geopolitical conditions, revenue volatility, competition, cybersecurity and operational risks, extensive regulation, and our organizational structure. A further description of these and other risks can be found under “Risk Factors” in our final prospectus dated May 19, 2026 as filed with the U.S. Securities and Exchange Commission (“SEC”) on May 21, 2026, and as updated in our subsequent filings with the SEC. These factors should not be construed as exhaustive. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also materially and adversely affect our business or results of operations. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In addition to our financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we consider certain adjusted (non-GAAP) measures in assessing the performance of our business. We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations, we do not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. These non-GAAP measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP measures. The non-GAAP measures we use are adjusted compensation and benefits and adjusted compensation ratio, adjusted non-compensation and adjusted non-compensation ratio, adjusted operating income and adjusted operating income margin, adjusted other income, adjusted provision for income taxes and adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and net cash.
Management believes that presenting these non-GAAP financial measures together with comparable GAAP measures provides useful information to investors to enhance their ability to analyze our performance from period to period, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. Internally, management uses these non-GAAP financial measures, along with GAAP financial measures, in evaluating our operating results and in making resource allocation and compensation decisions.
We adjust for certain non-cash and other items that management believes are not indicative of our ongoing operating performance. These adjustments include IPO-related items, such as equity award and partner conversion expenses, and transition-related amortization costs associated with debt repaid in connection with the IPO. These adjustments also include acquisition-related items, such as deferred retention and earnout expenses, and amortization of intangible assets recognized through purchase accounting.
Adjusted net income and adjusted diluted earnings per share are calculated assuming all outstanding common units of Lincoln International, LP and minority interests have been exchanged for Class A common stock, resulting in all of the Company's income becoming subject to corporate-level tax. The adjusted provision for income taxes reflects this assumption and applies the applicable statutory tax rates in the relevant jurisdictions to each non-GAAP adjustment.
For an explanation of the adjustments and a reconciliation of these non-GAAP measures with the most directly comparable GAAP measures, see the tables and the related notes at the end of this release.

Lincoln International, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

In thousands, except share amounts	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$363,085	$320,169
Restricted cash	4,769	4,658
Receivables:
Client accounts receivable, net of allowance	127,894	160,225
Related-party receivables	6,280	28,583
Total receivables	134,174	188,808
Prepaid expenses	19,895	17,458
Other assets	11,024	12,013
Property and equipment, net	53,175	57,597
Other intangible assets, net	65,687	115,903
Deferred tax assets	75,009	9,525
Goodwill	277,880	274,470
Right-of-use lease asset	125,549	117,537
Total assets	1,130,247	1,118,138

Liabilities, Redeemable Noncontrolling Interest and Stockholders' Equity
Liabilities
Compensation payable	$214,041	$138,404
Accounts payable, accrued expenses, and other liabilities	88,138	112,139
Long-term debt	101,862	270,374
Amount due pursuant to tax receivable agreement	85,216	—
Income tax payable	13,362	9,770
Lease liability	156,322	148,845
Total liabilities	658,941	679,532

Commitments and contingencies

Redeemable noncontrolling interest	7,300	7,420
	—	—
Stockholders' Equity
Partners' Equity	—	431,186
Class A common stock, par value $0.00001 per share (650,000,000 shares authorized, 36,372,399 issued and outstanding at September 30, 2026, none authorized, issued, or outstanding at December 31, 2025)	—	—
Class B common stock, par value $0.00001 per share (250,000,000 shares authorized, 28,596,847 issued and outstanding at September 30, 2026, none authorized, issued, or outstanding at December 31, 2025)	—	—
Class C common stock, par value $0.00001 per share (100,000,000 shares authorized, 38,866,382 issued and outstanding at September 30, 2026, none authorized, issued, or outstanding at December 31, 2025)	—	—
Additional paid-in-capital	141,521	—
Retained earnings	7,502	—
Accumulated other comprehensive income (loss)	(205)	—
Total equity attributable to Lincoln International, Inc.	148,818	—
Noncontrolling interest	315,188	—
Total stockholders' equity	464,006	431,186

Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,130,247	$1,118,138

Lincoln International, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except share amounts	2026	2025	2026	2025
Revenues:	$293,652	$186,714	$677,145	$468,580
	—	—	—	—
Expenses:
Compensation and benefits	186,938	96,297	428,817	237,424
Travel and related expenses	10,344	6,815	28,114	19,744
Rent and occupancy	8,397	7,690	24,475	22,252
Technology and information services	6,564	4,132	16,515	13,320
Professional services and development	9,273	13,142	36,270	28,397
Depreciation and amortization	19,483	2,405	57,972	23,961
Other operating expenses, net	8,373	4,949	50,635	17,144
Total expenses	249,372	135,430	642,798	362,242
	—	—	—	—
Total operating income	44,280	51,284	34,347	106,338
	—	—	—	—
Other income (expense), net	775	1,924	(8,733)	5,533
	—	—	—	—
Income before income taxes	45,055	53,208	25,614	111,871
	—	—	—	—
Provision for income taxes	7,205	2,853	8,790	4,024
	—	—	—	—
Net income	37,850	50,355	16,824	107,847
	—	—	—	—
Less: Net income attributable to noncontrolling interests	27,915	(285)	6,434	(1,220)

Net income attributable to Lincoln International Inc.	$9,935	$50,640	$10,390	$109,067
	—	—	—	—
Other comprehensive income:
Foreign currency translation adjustment	(523)	(993)	(4,398)	4,436
	—	—	—	—
Comprehensive income	$37,327	$49,362	$12,426	$112,283
	$—	$—	$—	$—
Net income per share attributable to holders of Class A common stock:
Basic	$0.27	$—	$0.29	$—
Diluted	$0.25	$—	$0.26	$—
Weighted average shares of Class A common stock outstanding:
Basic	36,348,387	—	36,327,234	—
Diluted	39,677,992	—	39,569,600	—

Lincoln International, Inc.
Non-GAAP Financial Information
(Unaudited)

In thousands, except share amounts	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change	2026	2025	Change
Total revenues	$293,652	$186,714	57%	$677,145	$468,580	45%
Adjusted expenses:
Adjusted compensation and benefits	178,998	127,949	40%	413,635	301,031	37%
Adjusted non-compensation	42,742	33,602	27%	118,899	99,334	20%
Adjusted operating income	71,912	25,162	186%	144,611	68,215	112%
Adjusted income tax	22,537	7,042	220%	43,040	19,175	124%
Adjusted net income	$50,150	$20,044	150%	$95,799	$54,574	76%

Adjusted diluted earnings per share	$0.46	$—		$0.87	$—
Adjusted diluted share count	110,214,863	—		110,214,863	—

Adjusted ratios and margin
Adjusted compensation ratio	61.0%	68.5%		61.1%	64.2%
Adjusted non-compensation ratio	14.6%	18.0%		17.6%	21.2%
Adjusted operating margin	24.5%	13.5%		21.4%	14.6%
Adjusted effective tax rate	31.0%	26.0%		31.0%	26.0%
For an explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Notes to Reconcile GAAP to Adjusted (non-GAAP) Financial Information" at the end of this release.

Lincoln International, Inc.
Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information
(Unaudited)

In thousands, except share amounts	Three Months Ended September 30, 2026				Three Months Ended September 30, 2025
	U.S. GAAP	Adjustments		Adjusted	U.S. GAAP	Adjustments		Adjusted

Total revenues	293,652	—		293,652	186,714	—		186,714
Expenses
Compensation and benefits	186,938	(7,940)	a, b	178,998	96,297	31,652	g	127,949
Non-compensation	62,434	(19,692)	c, d	42,742	39,133	(5,531)	c	33,602
Operating income	44,280	27,632		71,912	51,284	(26,122)		25,162
Other (expense) / income	775	—	0	775	1,924	—		1,924
Income before income taxes	45,055	27,632		72,687	53,208	(26,122)		27,086
Provision for income taxes	7,205	15,332	e	22,537	2,853	4,189	e	7,042
Net income	37,850	12,300		50,150	50,355	(30,311)		20,044
Net income attributable to noncontrolling interests	27,915	(27,915)	f	—	(285)	285	h	—
Net income attributable to Lincoln International Inc.	$9,935	$40,215		$50,150	$50,640	$(30,596)		$20,044

Net income attributable to holders of shares of Class A common stock per share:
Diluted	$0.25			$0.46	$—			$—

Weighted-average shares of Class A common stock outstanding
Diluted	39,677,992		f	110,214,863	—			—
Notes to Reconcile GAAP to Adjusted (non-GAAP) Financial Information:

a)Reflects IPO Equity Awards expense of $4.8 million in 3Q26.
b)Reflects acquisition-related deferred retention and earnout expenses of $3.2 million in 3Q26.
c)Reflects acquisition-related costs and amortization of intangible assets from our acquisitions of $16.8 million in 3Q26 and $5.5 million in 3Q25.
d)Reflects IPO legal, consulting and other expenses of $2.9 million in 3Q26.
e)Reflects illustrative result as if 100% of the Company's income is being taxed at non-GAAP full-year estimated tax rate.
f)Assumes all outstanding common units of Lincoln International, LP have been exchanged for Class A common stock and that all outstanding shares of Class B and Class C common stock have been canceled as a result of such exchange.
g)Reflects IPO-related partner compensation expense conversion of $31.7 million in 3Q25. Prior to the IPO, certain partners received recurring and performance-based distributions that were not recognized as compensation expense under the former partnership structure. Following the IPO, those individuals became employees, and the related payments are recognized as compensation expense. The adjustment reflects the estimated impact of applying the current corporate structure to the comparable prior-year period to improve period-over-period comparability.
h)Relates to a noncontrolling interest in a foreign subsidiary that was purchased in 4Q25 and is now wholly-owned.

Lincoln International, Inc.
Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information
(Unaudited)

In thousands, except share amounts	Nine Months Ended September 30, 2026				Nine Months Ended September 30, 2025
	U.S. GAAP	Adjustments		Adjusted	U.S. GAAP	Adjustments		Adjusted

Total revenues	$677,145	—		$677,145	$468,580	—		$468,580
Expenses
Compensation and benefits	428,817	(15,182)	a, b, i, k	413,635	237,424	63,607	b, i	301,031
Non-compensation	213,981	(95,082)	c, d, e	118,899	124,818	(25,484)	d, e	99,334
Operating income	34,347	110,264		144,611	106,338	(38,123)		68,215
Other (expense) / income	(8,733)	2,961	f	(5,772)	5,533	—		5,533
Income before income taxes	25,614	113,225		138,839	111,871	(38,123)		73,748
Provision for income taxes	8,790	34,250	g	43,040	4,024	15,151	g	19,175
Net income	16,824	78,975		95,799	107,847	(53,273)		54,574
Net income attributable to noncontrolling interests	6,434	(6,434)	h	—	(1,220)	1,220	j	—
Net income attributable to Lincoln International Inc.	$10,390	$85,409		$95,799	$109,067	$(54,493)		$54,574

Net income attributable to holders of shares of Class A common stock per share
Diluted	$0.26			$0.87	$—			$—
Weighted-average shares of Class A common stock outstanding
Diluted	39,569,600		h	110,214,863	—			—
Notes to Reconcile GAAP to Adjusted (non-GAAP) Financial Information:

a)Reflects IPO Equity Awards expense of $6.5 million in YTD 3Q26.
b)Reflects acquisition-related deferred retention and earnout expenses of $11.1 million in YTD 3Q26 and $4.2 million in YTD 3Q25.
c)Reflects YTD 3Q26 expense of $28.7 million related to Liquidity Event Shares, which were issued following the IPO.
d)Reflects acquisition-related costs and amortization of intangible assets recognized in purchase accounting from our acquisitions of $50.9 million in YTD 3Q26 and $22.6 million in YTD 3Q25.
e)Reflects IPO-related legal, consulting and other expenses of $15.5 million in YTD 3Q26 and $2.9 million in YTD 3Q25.
f)Reflects partial extinguishment of debt issuance costs at IPO of $3.0 million in YTD 3Q26.
g)Reflects illustrative result as if 100% of the Company's income is being taxed at non-GAAP full-year estimated tax rate.
h)Assumes all outstanding common units of Lincoln International, LP have been exchanged for Class A common stock and that all outstanding shares of Class B and Class C common stock have been canceled as a result of such exchange.
i)Reflects IPO-related partner compensation expense conversion of $5.2 million in YTD 3Q26 and $67.9 million in YTD 3Q25. Prior to the IPO, certain partners received recurring and performance-based distributions that were not recognized as compensation expense under the former partnership structure. Following the IPO, those individuals became employees, and the related payments are recognized as compensation expense. The adjustment reflects the estimated impact of applying the current corporate structure to the comparable prior-year period to improve period-over-period comparability.
j)Relates to a noncontrolling interest in a foreign subsidiary that was purchased in 4Q25 and is now wholly-owned.
k)Reflects IPO-related adjustment to stock compensation expense of $2.9 million in YTD 3Q26. The adjustment reflects the estimated impact of changes to equity compensation and related deferrals resulting from the conversion to a corporate structure upon the IPO, improving comparability with post-IPO periods.